Blue Holdings, Inc.
5804 E. Slauson Avenue
Commerce, California 90040

May 30, 2007

William Adams
c/o Goldring, Hertz & Lichtenstein LLP
450 N. Roxbury Drive, 8th Floor
Beverly Hills, California 90210

Dear Mr. Adams:

Reference is made to that certain Letter of Intent dated May 11, 2007 (the “LOI”), by and between Blue Holdings, Inc., a Nevada corporation (“BLHL”), and William Adams (“WA”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the LOI.

On May 21, 2007, BLHL issued to WA a portion of the Base Compensation in the amount of One Hundred Seventy Five Thousand (175,000) shares of BLHL Common Stock (the “Initial Issuance”).

The parties desire that the Initial Issuance, and all future issuances issued pursuant to the provisions of the LOI, or any definitive agreements entered into in connection therewith, comply with the NASDAQ Marketplace Rules, and specifically, NASDAQ Marketplace Rule 4350(i)(1)(A).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           No issuances of BLHL Common Stock, whether issued as Base Compensation, Incentive Compensation, and/or other compensation under the LOI, the Co-Branding Agreement, the JV Agreement, and/or any other definitive agreement contemplated thereby, shall be made unless and until the approval thereof (by a majority of the issued and outstanding shares of BLHL) becomes effective in accordance with the rules and regulations of the Securities and Exchange Commission, and such action is consistent with the requirements of the NASDAQ Marketplace Rules.  The date that such approval becomes effective shall be referred to as the “Effective Date.”  BLHL shall cause the Effective Date to occur on or before June 22, 2007.

2.           WA hereby acknowledges and agrees that, with respect to the shares of BLHL Common Stock underlying the Initial Issuance (the “Initial Shares”), WA shall not, until on or following the Effective Date, be eligible or otherwise entitled to, and shall not: (a) sell, assign, dispose of, transfer or otherwise hypothecate the Initial Shares to any third party, (b) vote or direct the voting of the Initial Shares, and/or (c) receive any distribution made by BLHL with respect to the BLHL Common Stock (including the Initial Shares), whether payable in cash, securities of BLHL, or other assets.

3.           BLHL hereby acknowledges and agrees that, with respect to the issuance of the Initial Shares on or following the Effective Date, and with respect each additional issuance of BLHL Common Stock under the LOI, the Co-Branding Agreement, the JV Agreement, and/or any other definitive agreement contemplated thereby, WA shall accept the direct issuance thereof, and hereby directs that a portion thereof be immediately re-issued thereafter to specified designees as follows:

a.	Goldring, Hertz & Lichtenstein, L.L.P. – 7.5% of all shares issued;

b.	Sean Larkin – 7.5% of all shares issued.

4.           The parties acknowledge and agree that on or following the Effective Date, the Initial Shares should be re-issued as follows:

a.	William Adams - 148,750 shares of BLHL Common Stock

b.	Goldring, Hertz & Lichtenstein, L.L.P. - 13,125 shares of BLHL Common Stock

c.	Sean Larkin 13,125 shares of BLHL Common Stock

5.           Except as expressly amended or modified herein, all terms and conditions of the LOI are hereby ratified, confirmed and approved and shall remain in full force and effect.  In the event of any conflict or inconsistency between this letter and the LOI, this Letter shall govern.

6.           This letter will be construed in accordance with the laws of the State of California without giving effect to its conflicts of law principles.  This letter may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

Please acknowledge your acceptance of and agreement with the terms set forth herein by signing your name where indicated below.

Very truly yours,

/s/ Paul Guez
Paul Guez
Chief Executive Officer

Agreed and accepted:

/s/ William Adams
William Adams